UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2011

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2011, Mednax, Inc. (the “Company”), through a wholly owned subsidiary, entered into an Employment Agreement (the “Employment Agreement”) with Roger J. Medel, M.D., its Chief Executive Officer (“CEO” or “Dr. Medel”). The Employment Agreement has a seven year term and replaces a five year employment agreement entered into with the CEO in 2008 (the “2008 Agreement”).

The Employment Agreement was approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) based upon, among other things, updated market data provided by the Compensation Committee’s independent compensation consultants.

Pursuant to the Employment Agreement, Dr. Medel will receive an annual base salary of $1,000,000, an increase of $50,000 from his base salary under the 2008 Agreement, subject to annual review by the Compensation Committee. In addition, Dr. Medel is eligible to receive an annual performance bonus in accordance with Compensation Committee approved incentive programs, upon the fulfillment of reasonable performance objectives set by the Compensation Committee, with a targeted bonus of at least 150% of his base salary, and a maximum bonus of 300% of his base salary, in both cases, consistent with the 2008 Agreement. The Compensation Committee may adjust the target and maximum bonus at its discretion during the term of the Employment Agreement, but not below the levels set forth above. The Employment Agreement also provides for participation in other fringe benefit plans and the Company’s incentive compensation plans, as determined by the Compensation Committee.

Upon the termination of Dr. Medel’s employment for certain specified reasons, the Employment Agreement provides for severance payments of up to 24 months of base salary plus, in certain instances, on the first and second anniversaries of termination, the payment of an amount equal to the greater of (x) his most recent performance bonus paid prior to such termination date or (y) the product of (i) the average of his earned performance bonus (expressed as a percentage of his base salary) for the previous three years preceding his termination multiplied by (ii) his base salary at time of termination. With respect to the fiscal year in which termination occurs for certain specified reasons, Dr. Medel will also receive a pro rata portion of the bonus that he would have received had there been no termination. Also, certain fringe benefits may be continued for specified periods.

Upon the termination of Dr. Medel’s employment by him for “Good Reason” (as defined) or by the Company without “Cause” (as defined) within 24 months following a Change in Control (as defined), the Employment Agreement provides for severance payments of 36 months of base salary plus a lump sum payment equal to three times the greater of (x) his most recent performance bonus paid prior to such termination date or (y) the product of (i) the average of his earned performance bonus (expressed as a percentage of his base salary) for the previous three years preceding his termination multiplied by (ii) his base salary at time of termination.

In addition, depending on the basis for the executive’s termination and consistent with the benefits provided to Dr. Medel under the 2008 Agreement, all stock options, stock appreciation rights and restricted stock granted to Dr. Medel prior to such termination (excluding restricted share units (“RSUs”) granted pursuant to restricted shares units agreements entered into with Dr. Medel on August 20, 2008 and August 7, 2011) will continue to vest until fully vested and will vest automatically upon a Change in Control. The Employment Agreement further provides that, if any amount payable to Dr. Medel in connection with a Change in Control would be subject to certain excise taxes under the Internal Revenue Code applicable in connection with a change in control, then the Company will reduce the payment to an amount equal to the largest portion of such payment that would result in no portion of such payment being subject to excise tax (unless such reduction would result in Dr. Medel receiving, on an after tax basis, an amount lower than the unreduced payment after taking into account all applicable federal, state and local employment taxes, income taxes and excise taxes, in which case the payment amount would not be reduced). In contrast, the 2008 Agreement provided that the Company would reimburse Dr. Medel for any such excise tax imposed on him under the Internal Revenue Code as a result of the benefits payable to him in connection with a Change in Control.

The Employment Agreement provides for customary protections of the Company’s confidential information and intellectual property and that Dr. Medel may not, during his employment term and following his termination for a period of 12 to 24 months (depending on the basis for termination), compete with the Company, hire away from or solicit to leave the Company its employees and independent contractors, or interfere in the Company’s relationships with its hospitals, other healthcare facilities, vendors, clients and other third parties.

Under the Employment Agreement, Dr. Medel is also provided with the use, for personal travel, of any aircraft owned or leased by the Company or in which the Company owns a fractional interest, subject to certain limitations.

In connection with execution of the Employment Agreement, Dr. Medel also received a grant of 87,160 RSUs pursuant to the Company’s 2008 Incentive Compensation Plan in recognition of his agreement to extend his employment with the Company for an additional five years. The RSUs will vest as follows if the following performance thresholds are satisfied during the period from October 1, 2011 to December 31, 2018: (a) 25% of the RSUs will vest upon the Compensation Committee’s certification that the Company’s income from operations for four consecutive fiscal quarters equals or exceeds $390,000,000; (b) 50% of the RSUs (inclusive of any RSUs that have or would have vested pursuant to clause (a) above) will vest upon the Compensation Committee’s certification that the Company’s income from operations for four consecutive fiscal quarters equals or exceeds $430,000,000; (c) 75% of the RSUs (inclusive of any RSUs that have or would have vested pursuant to clauses (a) and (b) above) will vest upon the Compensation Committee’s certification that the Company’s income from operations for four consecutive fiscal quarters equals or exceeds $475,000,000; and (d) 100% of the RSUs (inclusive of any RSUs that have or would have vested pursuant to clauses (a), (b) and (c) above) will vest upon the Compensation Committee’s certification that the Company’s income from operations for four consecutive fiscal quarters equals or exceeds $525,000,000. The RSUs will continue to vest in accordance with their terms if Dr. Medel’s employment is terminated by him for Good Reason or if Dr. Medel’s employment is terminated due to disability, death, poor health or without Cause. If Dr. Medel’s employment is terminated by the Company without Cause or by Dr. Medel for Good Reason, in each case within 24 months following a Change in Control, then the RSUs will automatically vest in full upon the date such termination is effective.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the terms of the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the RSU grant is qualified in its entirety by reference to the terms of the Restricted Shares Units Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated August 7, 2011, by and between Mednax Services, Inc. and Roger J. Medel, M.D.

10.2	Restricted Shares Units Agreement for Roger J. Medel, M.D., dated August 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: August 10, 2011	By:	/s/ Vivian Lopez-Blanco
	Name:	Vivian Lopez-Blanco
	Title:	Chief Financial Officer